UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
July 16, 2009
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers
The Board of Directors awarded options to purchase shares of common stock of Centra Financial Holdings (the Company) at $16.00 per share to certain key officers. Douglas J. Leech, Chairman, President and Chief Executive Officer of the Company and its subsidiary, Centra Bank, Inc. was awarded options to purchase 50,000 shares of common stock. Additionally, the Board awarded options to purchase 15,000 shares of common stock to Henry M. Kayes, Jr., President Martinsburg Region and Chief Operating Officer, 5,000 shares to Kevin D. Lemley, Senior Vice President and Chief Financial Officer, and 5,000 shares to E. Richard Hillary, Senior Vice President and Senior Credit Officer. The options were granted in recognition of Centra’s financial performance in 2008 and 2009.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 21, 2009	Centra Financial Holdings, Inc.
	By	/s/ Douglas J. Leech
Douglas J. Leech, President and
Chief Executive Officer